Exhibit 99.1

Investor Contact:

John Mills

Partner

ICR

646-277-1254

Limoneira Completes Strategic Joint Venture and Land Acquisition in Argentina

-Expands Company’s Lemon Holdings by 1,200 Acres and Expected to be Accretive in Fiscal 2019-

-Further Enhances the Company’s One World of Citrus™ Initiative-

Santa Paula, CA., May 30, 2019 – Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus packing, selling and marketing company with related agribusiness activities and real estate development operations, announced that effective today it has completed the joint venture and land acquisition with FGF Trapani (“FGF”), a multi-generational, family owned citrus operation in Argentina. FGF has over 3,200 acres of lemons and oranges in the Argentina Provinces of Salta, Jujuy and Tucuman and owns and operates a juice processing facility in the Province of Tucuman.

As part of the agreement, Limoneira has created a subsidiary in Argentina under the name Limoneira Argentina S.A.U. (“Limoneira Argentina”) and acquired 25% of the parcels of Finca Santa Clara, approximately 1,200 acres of planted lemons, upfront with an additional 25% to be acquired over a three-year period. Limoneira Argentina and FGF’s joint venture will operate under the name Trapani Fresh, with Limoneira Argentina holding a 51% interest as the managing partner responsible for all fresh fruit sales and FGF holding a 49% interest. FGF will maintain 100% ownership and control of their juice processing facilities and operations.

Alex Teague, Senior Vice President, stated, "This joint venture and land acquisition with FGF will be accretive in fiscal 2019, expands our global footprint into Argentina and strengthens our position as a 365-day, 24/7 global supplier of fresh citrus to our valued customers around the world. This joint venture is a perfect fit with our One World of Citrus™ initiative and we are excited to welcome FGF’s family owned business to the Limoneira team."

About Limoneira Company

Limoneira Company, a 126-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lç mon´âra) is a dedicated sustainability company with 15,700 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona and Chile. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings which are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.